SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 30, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated July 30, 2004.

Item 9.	Regulation FD Disclosure

On July 30, 2004, ONEOK, Inc. (the "Company") announced that ONEOK Energy Marketing & Trading Company, L.P., a division of the Company, entered into a multi-year agreement to supply natural gas to Peoples Gas Light and Coke Company, the natural gas distributor for the city of Chicago. Based on current NYMEX gas prices, gas revenues under the agreement are currently estimated to range between a minimum of approximately $300 million and a maximum of approximately $575 million over the term of the agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	July 30, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

July 30, 2004	Media Contact: Lori Webster
918-588-7570

ONEOK Energy Marketing & Trading Company awarded

Peoples Gas Supply

Tulsa, Okla. -- ONEOK Energy Marketing & Trading Company, L.P. (ONEOK), a division of ONEOK, Inc. (NYSE:OKE), announced today that it has entered into a multi-year agreement to supply natural gas to Peoples Gas Light and Coke Company (Peoples), a subsidiary of Peoples Energy Corporation (NYSE:PGL).

Under the agreement, ONEOK will sell gas at the Chicago citygate to Peoples, the natural gas distributor for the city of Chicago. Based on current NYMEX gas prices, gas revenues under the agreement shall range between a minimum of $300 million and a maximum of $575 million.

"This transaction is illustrative of our strategy of growing our physical marketing business and utilizing our leased pipeline and storage assets. We are proud to have been selected by Peoples and of our track record of providing reliable gas deliveries during peak periods," said Chris Skoog, president of OEMT.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

Statements contained in this release that include company expectations or predictions are forward looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Any additional information regarding factors that could cause actual results to materially differ is found in the company's Securities and Exchange Commission filings.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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